As filed with the Securities and Exchange Commission on August 5, 2003

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3494311
(State of Incorporation)	(I.R.S. Employer Identification Number)

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 867-1000

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

David W. Kenny

Chairman and Chief Executive Officer

Digitas Inc.

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 867-1000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Cable, P.C.	Heather M. Stone, Esq.
Andrew F. Viles, P.C.	Testa, Hurwitz & Thibeault, LLP
Goodwin Procter LLP	125 High St.
Exchange Place	Boston, Massachusetts 02110-2704
Boston, Massachusetts 02109-2881	(617) 248-7000
(617) 570-1000

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.    ☒ File No. 333-107034

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01	4,107,142	$5.25	$21,562,496	$1,745

(1)	The amount of shares of common stock being registered represents 20% of $107,812,500 proposed maximum aggregate offering registered by the Registrant under Registration Statement No. 333-107034.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by the Registrant solely to register additional Common Stock. Pursuant to General Instruction IV of Form S-3, the contents of the Registration Statement on Form S-3 (File No. 333-107034) filed by the Registrant are hereby incorporated by reference in this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-107034 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except for the following, which are filed herewith.

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP as to the legality of the Securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on August 4, 2003.

DIGITAS INC.

By:	/S/ DAVID W. KENNY
David W. Kenny Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ DAVID W. KENNY David W. Kenny	Chairman and Chief Executive Officer	August 4, 2003

* Jeffrey J. Cote	Executive Vice President, Chief Financial Officer and Chief Operating Officer	August 4, 2003

* Gregor S. Bailar	Director	August 4, 2003

* Michael E. Bronner	Director	August 4, 2003

* John L. Bunce, Jr.	Director	August 4, 2003

* Philip U. Hammarskjold	Director	August 4, 2003

* Patrick J. Healy	Director	August 4, 2003

* Arthur Kern	Director	August 4, 2003

*By: /S/ DAVID W. KENNY
David W. Kenny Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP as to the legality of the Securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

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